EXHIBIT 107

Calculation of Filing Fee Table

FORM F-3
(Form Type)

XCHG Limited
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Class A ordinary shares, par value US$0.00001 per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Subscription Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$250,000,000.00	$0.0001381	$34,525.00
Fees Previously Paid

DOCPROPERTY DPWPathText \* MERGEFORMAT #38240620v1

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts:	$250,000,000.00	$34,525.00
	Total Fees Previously Paid:		$0.00
	Total Fee Offsets:		$0.00
	Net Fee Due:		$34,525.00

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(1)
The Class A ordinary shares of XCHG Limited (the “Registrant”) registered hereunder may be represented by the Registrant’s American Depositary Shares (“ADSs”), each representing 40 Class A ordinary shares, par value $0.00001 per share (the “Class A ordinary shares”). The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-276812).

An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued by the registrant at indeterminate prices in U.S. dollars, and subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed US$250,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and reflects the maximum offering price of securities registered hereunder. The proposed maximum aggregate offering price of each class of securities offered by the registrant will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure (2)(A)(iii)(b) of Form F-3 under the Securities Act.